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                                                            Exhibit 23.1


               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement on Form S-8 pertaining to the Second Amended and Restated 1992 Stock Option Plan of CN Biosciences, Inc. of our reports dated February 21, 1997, with respect to the consolidated financial statements and schedule of CN Biosciences, Inc. included or incorporated by reference in its Annual Report on Form 10-K for the year ended December 31, 1996, filed with the Securities and Exchange Commission.

                                                       ERNST & YOUNG LLP

San Diego, California
August 5, 1997